UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant
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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
☑	Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12
HMS Income Fund, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE

HMS Income Fund, Inc. (the “Company”) sent a letter to all stockholders of record that abstained from voting on Proposal Two as outlined in the proxy materials for its 2020 annual meeting of stockholders (the "Annual Meeting"). The letter encourages stockholders to reconsider their abstention vote and vote FOR the proposal. Included herein is a copy of the letter.

HMS Income Fund, Inc.

We still need your support.

Scan the code with your phone's camera to hear an important message from HMS.

Fellow Stockholder,

On behalf of HMS Income Fund, Inc. ("HMS"), I thank you for taking the time to submit your proxy for our 2020 Annual Meeting of Stockholders.

Our records show that you abstained from voting on *"Proposal Two – Approval of New Investment Advisory Agreement."* **Because your abstention has the same effect as a vote against the proposal, we ask that you please reconsider your abstention and cast a vote FOR this proposal, as unanimously recommended by our Board of Directors.**

Under the new investment advisory agreement, which requires stockholder approval to be effective, the subsidiary of Main Street Capital Corporation ("Main Street") that currently serves as HMS's sub-adviser would become sole adviser of HMS. Our board of directors believes that Main Street's experience in managing one of the top-performing publicly-traded business development companies in the market, with a proven track record over its thirteen years as a public company, will serve HMS investors well, and the transition to sole adviser represents a natural next step in the ongoing evolution of HMS. Additionally, HMS stockholders would benefit from a reduction in the annual base management fee rate under the new advisory agreement from 2.00% to 1.75% if the new investment advisory agreement is approved by HMS stockholders.

Your vote is very important regardless of the number of shares you own. You may recast your vote using any one of the methods described below.

Thank you for your continued support of HMS.

Sincerely,

Janice Walker

Janice E. Walker

Chairman, President and Chief Executive Officer

ONLINE

WWW.PROXYVOTE.COM/HMIF
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITHOUT A PROXY CARD
Call 1-888-444-0561 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.

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